UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 9, 2023

Gannett Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(703) 854-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GCI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2023, Gannett Co., Inc. (the “Company”) appointed Cindy Gallagher, age 44, as Controller and Chief Accounting Officer (“CAO”) and as its Principal Accounting Officer (“PAO”), effective August 11, 2023 (the “Effective Date”). Ms. Gallagher has served as the Company’s Senior Vice President Finance and Controller since January 2023 and previously served as the Company’s Senior Vice President Shared Services from November 2020 to January 2023. Prior to this, Ms. Gallagher was the co-founder and Chief Executive Officer of Liberty Source PBC, a provider of data analytics and financial services, from March 2018 to November 2020. Ms. Gallagher formerly served as Senior Vice President Global Business Services Controller for Discovery Communications from November 2014 to March 2018, and as Vice President Deputy Controller and Assistant Treasurer with AOL, Inc. from September 2011 to November 2014.

The appointment of Ms. Gallagher was not made pursuant to any arrangement or understanding between her and any other person and she has not entered into (or proposed to enter into) any transactions required to be reported under Item 404(a) of Regulation S-K. There are no family relationships between Ms. Gallagher and any of the directors and executive officers of the Company.

In connection with Ms. Gallagher’s appointment, as of the Effective Date, Douglas E. Horne will continue in his role as Chief Financial Officer and Principal Financial Officer, and will no longer serve as the Company’s CAO and PAO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANNETT CO., INC.

Date: August 11, 2023	By:	/s/ Douglas E. Horne
Douglas E. Horne
Chief Financial Officer (principal financial officer)